UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Beverly Road		60179
Hoffman Estates, Illinois		(Zip code)
(Address of principal executive offices)

      Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Item 5.02.

Corporate Governance and Management

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 19, 2007, Sears Holdings Corporation (the “Company”) announced that Craig T. Monaghan will leave the Company and will cease serving as its Chief Financial Officer, effective January 31, 2007.

(c) On January 19, 2007, the Company announced that William C. Crowley will serve as interim Chief Financial Officer beginning January 31, 2007 until a successor can be named.

Mr. Crowley, age 49, has served as an Executive Vice President of the Company since March 2005 and as its Chief Administrative Officer since September 2005. From March 2005 to September 2006, he also served as the Company’s Chief Financial Officer. Mr. Crowley has served as Chairman of the Board of Sears Canada since December 22, 2006 and as a director of Sears Canada since March 2005. Prior to the merger of Kmart Holding Corporation and Sears, Roebuck and Co. which was completed in March 2005, Mr. Crowley served as Senior Vice President, Finance of Kmart, and had served as an officer of Kmart since 2003. Mr. Crowley is also the President and Chief Operating Officer of ESL Investments, Inc., a private investment firm, and has served in that capacity since 1999. He is a director of Sears Holdings Corporation and AutoNation, Inc.

On January 19, 2007, the Company issued a press release announcing Mr. Monaghan’s departure and Mr. Crowley’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release dated January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By: /s/ William K. Phelan
William K. Phelan
Vice President and Controller

Date: January 19, 2007

Exhibit Index

99.1 Press release dated January 19, 2007.